Exhibit 10.1
                             EMPLOYMENT AGREEMENT

            THIS AGREEMENT (the "Agreement") is being made as of the 7th day of October 1999 between DATA BROADCASTING CORPORATION, a Delaware corporation (the "Company"), having its principal offices at 3490 Clubhouse Drive, Jackson, Wyoming 83001, and ALAN J. HIRSCHFIELD (the "Executive"), an individual residing at 1150 Fall Creek Road, Wilson, Wyoming 83014.

                                 WITNESSETH:

            WHEREAS, the Company desires to continue the employment of the Executive and the Executive desires to be employed by the Company as its Co-Chairman upon the terms and conditions contained herein.

            NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

            1.  Nature of Employment; Term of Employment.  The Company hereby
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employs the Executive and the Executive agrees to serve the Company, upon the terms and conditions contained herein, for a term commencing effective as of October 1, 1999 and continuing until October 31, 2003 (the "Employment Term"); provided, however, that unless either the Company or the Executive gives notice that it or he desires to terminate this Agreement at least sixty (60) days prior to the date of its termination, this Agreement (including this Section 1) shall automatically be renewed for additional successive periods of one (1) year.

            2.  Duties and Powers as Employee.
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            (a)  During the Employment Term, the Executive shall be employed by the Company as its Co-Chairman; provided the Executive shall continue as Co-Chief Executive Officer of the Company until the earlier of the appointment of a new Chief Executive Officer or December 31, 1999. The Executive agrees to devote such time and efforts to the performance of his duties under this Agreement as shall be reasonably necessary. In the performance of his duties, the Executive shall be subject to the direction of the Board of Directors of the Company. The Executive shall be available to travel as the needs of the business require.

            (b) During the Employment Term, the Executive shall be nominated to be a director of the Company.

            3.  Compensation.
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            (a)  As compensation for his services hereunder, the Company shall pay the Executive, during the Employment term, a base salary (the "Base Salary") payable in equal semi-monthly installments at the minimum annual rate of $250,000. Such payments shall be subject to withholding of all taxes payable with respect thereto and deductions for insurance contributions and the like. Additionally, the Executive shall participate in the present or future employee benefit plans of the Company provided that he meets the eligibility requirements therefor.

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            (b)  In addition to the Base Salary provided herein, the Company, in its sole and absolute discretion, may pay the Executive a performance bonus payment (the "Bonus"), on an annual basis, in a sum equal to up to 100% of the Executive's Base Salary for the fiscal year then ended. The exact percentage of the Bonus shall be determined in the absolute and sole discretion of the Compensation Committee of the Board of Directors of the Company based upon an evaluation of the performance of the Executive and the Company during the previous fiscal year. To the extent that the Company determines to pay the Bonus to the Executive, the Bonus shall be paid to the Executive within ninety
(90) days after the end of the Company's fiscal year notwithstanding that such date may be after the expiration of the Employment Term.

            4.  Expenses; Vacations.  The Executive shall be entitled to
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reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. The Executive shall be entitled to reasonable vacation time in accordance with then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors but in no event less than twenty-five days per year.

            5.  Representations and Warranties of Employee.  The Executive
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represents and warrants to the Company that (a) he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) he is under no physical or mental disability that, with or without reasonable accommodation, would hinder his performance of duties under this Agreement.

            6.  Non-Competition.  The Executive agrees that he will not (a)
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during the period he is employed under this Agreement engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, be a director, officer, employee, owner, or partner of, any other business or organization that is or shall then be competing with the Company, and (b) for a period of two (2) years after he ceases to be employed by the Company under this Agreement, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which at the time of such cessation, competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 6 will not be deemed breached merely because the Executive owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by the Executive, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of national securities exchange.

            7.  Confidential Information.  All confidential information which
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the Executive may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, form, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. The Executive shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

            8.  Termination.
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            (a)  Termination for Cause.  Notwithstanding anything herein
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contained, if on or after the date hereof and prior to the end of the
Employment Term, the Executive is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean the Executive shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within thirty (30) days after commission thereof.

            (b)  Disability.  In the event that the Executive shall be
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physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder, with or without reasonable accommodation, for a period of six months, then this Agreement shall terminate upon 90 days' written notice to the Executive.

            (c)  Death.  In the event that the Executive shall die, then this
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Agreement shall terminate on the date of the Executive's death.

            (d)  Termination by the Executive for Good Reason; Change in
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Control.
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                  (i)  Executive may terminate his employment hereunder for
"Good Reason." For purposes of this Agreement, Executive shall have "Good Reason" to terminate his employment hereunder (A) upon a failure by the Company to comply with any material provision of this Agreement that has not been cured within ten business days after notice of such noncompliance has been given by Executive to the Company, (B) upon action by the Company resulting in a diminution of Executive's title or authority, or (C) for any reason within six (6) months following the occurrence of a Change in Control.


                  (ii) For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

                        (A) any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (1) the Executive or Allan R. Tessler; (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of Shares), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding voting securities;

                        (B) individuals who at the Effective Date constitute the Board, and any new director whose election by the Board or nomination for election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

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                        (C)  the stockholders of the Company approve a merger
or consolidation of the Company with any other corporation, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effect to implement a recapitalization of the Company (or similar transaction) in which no "person" as hereinabove defined) acquires 35% or more of the combined voting power of the Company's then outstanding securities;

                        (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

            (e)  Effect of Termination.
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                  (i)  In the event that this Agreement is terminated pursuant to Section 8(a), then the Executive shall be entitled to receive only his Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.

                  (ii) In the event that this Agreement is terminated by the Company pursuant to Section 8(b) or 8(c), then the Executive, or the Executive's beneficiary (as the case may be), shall be entitled to receive his Base Salary at the rate provided in Section 3 to the date on which termination shall take effect together with a lump sum distribution (with no present value adjustment) equal to the Base Salary at the rate provided in Section 3 for a period of one (1) year, notwithstanding that such one-year period might extend beyond the Employment Term. In such event then the Executive's issued but unvested options shall vest immediately upon such termination. The Executive, or the Executive's beneficiary (as the case may be), shall have the right to exercise any stock option for a period of three years following the date of termination, but in no event beyond the expiration date of any such option.

                  (iii) In the event this Agreement is terminated by the Company (other than for the reasons set forth in Sections 8(a), 8(b) or 8(c)), then the Executive shall be entitled to receive severance pay consisting of a lump sum distribution (with no present value adjustment) equal to the Base Salary at the rate provided in Section 3 plus the Bonus (fixed at the rate of 50% of such Base Salary) for the greater of (a) three (3) years, notwithstanding that such three-year period might extend beyond the Employment Term or (b) the remainder of the Employment Term. In such case any of the Executive's issued but unvested options shall vest immediately upon such termination. The Executive, or the Executive's beneficiary (as the case may be), shall have the right to exercise any stock option for a period of three years following the date of termination, but in no event beyond the expiration date of any such option. In addition, in such case the two (2) year period described in Section 6(b) of this Agreement shall be reduced to one (1) year.

                  (iv) In the event that this Agreement is terminated by the Executive pursuant to Section 8(d), then the Executive shall be entitled to receive severance pay consisting of a lump sum distribution (with no present adjustment) equal to the Base Salary at the rate provided in Section 3 plus the Bonus (fixed at the rate of 50% of such Base Salary) for a period of one year, notwithstanding that such one-year period might extend beyond the Employment Term. In such event then the Executive's issued but unvested options shall vest immediately upon such termination. The Executive, or the

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Executive's beneficiary (as the case may be), shall have the right to exercise any stock option for a period of three years following the date of termination, but in no event beyond the expiration date of any such option.
In addition, in such case the two (2) year period described in Section 6(b) of this Agreement shall be reduced to one (1) year.

            (f) Nothing contained in this Section 8 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.


            9.  Change of Control.
                -----------------

            In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, the Company shall assign this letter and all of its rights and obligations hereunder to the acquiring or surviving corporation, such corporation shall assume in writing all of the obligations of the Company, and the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this letter.

            10.  Additional Payments.  In the event that any payment or
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benefit received or to be received by the Executive, whether or not such payments or benefits are received pursuant to the terms of this Agreement (such payments and benefits being hereinafter called "Total Payments"), would be subject (in whole or part), to the tax (the "Excise Tax") imposed under section 4999 of the Code, the Company shall pay to the Executive such additional amounts (the "Gross-Up Payment") as may be necessary to place the Executive in the same after-tax position as if no portion of the Total Payments had been subject to the Excise Tax. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

            11.  Survival.  The covenants, agreements, representations, and
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warranties contained in or made pursuant to this Agreement shall survive the
Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

            12.  Modification.  This Agreement sets forth the entire
                 ------------
understanding of the parties with respect to the subject matter hereof, terminates and supersedes all existing agreements (written, oral or otherwise) between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party. The Executive acknowledges that no other representations, oral or written, have been made regarding the subject matter hereof, other than those explicitly provided herein. The Executive further acknowledges that he has not relied on any oral or written representations not explicitly contained herein in executing this Agreement.

            13.  Notices.  Any notice or other communication required or
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permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315, Attn. Alan I. Annex, Esq. Notice to the estate of the Executive shall be sufficient if addressed to the Executive as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

            14.  Waiver.  Any waiver by either party of a breach of any
                 ------
provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

            15.  Binding Effect.  The Executives rights and obligations under
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this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of the Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 9.

            16.  Headings.  The headings in this Agreement are solely for the
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convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            17.  Counterparts; Governing Law.  This Agreement may be executed
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in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Wyoming, without giving effect to the rules governing the conflicts of laws.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                  DATA BROADCASTING CORPORATION




                  By:  /s/ MARK F. IMPERIALE
                     -----------------------------------
                       Name:  Mark F. Imperiale
                       Title: President




                       /s/ ALAN J. HIRSCHFIELD
                     -----------------------------------
                                ALAN J. HIRSCHFIELD